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                              EMPLOYMENT AGREEMENT


      This Employment Agreement (this "Agreement") is made and entered into as of the 5th day of October, 1998, by and between Gunther International, Ltd., a Delaware corporation (the "Employer"), and Marc I. Perkins, an individual resident in the State of Connecticut (the "Executive").

                                    RECITALS:

      The Employer desires to secure the employment of the Executive, and the Executive wishes to become employed by the Employer, upon the terms and conditions set forth in this Agreement.

      Now, therefore, the parties intending to be legally bound, hereby agree as follows:

      1. DEFINITIONS. For the purposes of this Agreement, the following terms shall have the meanings specified or referred to in this Section 1.

      "AGREEMENT" shall mean this Employment Agreement, as amended from time to time.

      "BASIC COMPENSATION" shall mean Salary and Benefits.

      "BENEFITS" shall have the meaning given to such term in Section 3.1(b) hereof.

      "BOARD OF DIRECTORS" shall mean the board of directors of the Employer.

      "CONFIDENTIAL INFORMATION" shall mean and include any and all:

            (a) trade secrets concerning the business and affairs of the Employer, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information), and any other information, however documented, that is a trade secret within the meaning of Chapter 625 of the Connecticut General Statutes; and

            (b) information concerning the business and affairs of the Employer (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, and personnel training and techniques and materials), however documented; and
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            (c) notes, analysis, compilations, studies, summaries, and other material prepared by or for the Employer containing or based, in whole or in part, on any information included in the foregoing.

      "DISABILITY" shall have the meaning given to such term in Section 6.2 hereof.

      "EFFECTIVE DATE" shall mean October 5, 1998.

      "EMPLOYEE INVENTION" shall mean any idea, invention, technique, modification, process, or improvement (whether patentable or not), any industrial design (whether registerable or not), any mask work, however fixed or encoded, that is suitable to be fixed, embedded or programmed in a semiconductor product (whether recordable or not), and any work of authorship (whether or not copyright protection may be obtained for it) created, conceived, or developed by the Executive, either solely or in conjunction with others, during the Employment Period, or a period that includes a portion of the Employment Period, that relates in any way to, or is useful in any manner in, the business then being conducted or proposed to be conducted by the Employer, and any such item created by the Executive, either solely or in conjunction with others, following termination of the Executive's employment with the Employer, that is based upon or uses Confidential Information.

      "EMPLOYMENT PERIOD" shall mean the term of the Executive's employment under this Agreement.

      "FISCAL YEAR" shall mean the Employer's fiscal year, as it exists on the Effective Date or as changed from time to time.

      "FOR CAUSE" shall have the meaning given to such term in Section 6.3 hereof.

      "FOR GOOD REASON" shall have the meaning given to such term in Section 6.4 hereof.

      "PERSON" shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or governmental body.

      "POST-EMPLOYMENT PERIOD" shall have the meaning given to such term in
Section 8.2 hereof.

      "PROPRIETARY ITEMS" shall have the meaning given to such term in Section 7.2(a)(iv) hereof.

      "SALARY" shall have the meaning given to such term in Section 3.1(a) hereof.


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      2. EMPLOYMENT TERMS AND DUTIES.

            2.1 EMPLOYMENT. The Employer hereby employs the Executive, and the Executive hereby accepts employment by the Employer, upon the terms and conditions set forth in this Agreement.

            2.2 TERM. Subject to the provisions of Section 6, the term of the Executive's employment under this Agreement shall commence as of the Effective Date and continue until terminated by either party in accordance with the provisions of Section 6 hereof.

            2.3 DUTIES. The Executive will have such duties as are assigned or delegated to the Executive by the Board of Directors, and will initially serve as the Chief Executive Officer of the Employer. The Executive will devote his entire business time, attention, skill, and energy exclusively to the business of the Employer, will use his best efforts to promote the success of the Employer's business, and will cooperate fully with the Board of Directors in the advancement of the best interests of the Employer. Nothing in this Section 2.3, however, will prevent the Executive from engaging in additional activities in connection with personal investments and community affairs that are not inconsistent with the Executive's duties under this Agreement. In addition, the Employer expressly authorizes the Executive to devote up to ten (10) business days to complete any private consulting work that is already in progress as of the Effective Date of this Agreement and is not directly competitive with the business of the Employer.

      3. COMPENSATION.

            3.1 BASIC COMPENSATION.

                  (a) SALARY. The Executive will be paid an annual salary of $156,000.00, subject to adjustment as provided below (the "Salary"), which will be payable in equal periodic installments according to the Employer's customary payroll practices, but no less frequently than monthly. The Salary will be reviewed by the Board of Directors of the Employer not less frequently than annually and may be adjusted upward (but not downward) in the sole discretion of the Board of Directors.

                  (b) BENEFITS. The Executive will, during the Employment Period, be permitted to participate in such pension, profit sharing, bonus, life insurance, hospitalization, major medical, and other employee benefit plans of the Employer that may be in effect from time to time, to the extent the Executive is eligible under the terms of those plans (collectively, the "Benefits").

                  (c) RELOCATION EXPENSES. In addition to the foregoing, the Employer shall reimburse the Executive for the reasonable costs and expenses incurred by the Executive in connection with the relocation of himself and his immediate family to a location within commuting distance from the Employer's Norwich facility. Such reimbursable costs and expenses shall also include occasional travel to and from the Executive's current residence in


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the State of Florida, as well as any other incidental expenses reasonably relating thereto, as are reasonably necessary to facilitate the relocation of the Executive. In no event shall the total amount of the costs and expenses that are reimbursable to the Executive under this paragraph exceed $20,000.

            3.2 INCENTIVE COMPENSATION. As additional compensation for the services to be rendered by the Executive pursuant to this Agreement, the Executive shall be granted a non-qualified stock option (the "Stock Option") granting the Executive the right and option to purchase up to One Hundred Fifty Thousand (150,000) shares of the common stock, par value $.001 per share ("Common Stock"), of the Employer at a per share exercise price equal to $1.50. The Stock Option shall have a term of five (5) years, and shall vest and become exercisable in accordance with the following schedule:

                  NUMBER
                  OF SHARES               VESTING DATE
                  ---------               ------------
                  25,000                  Immediately
                  25,000                  January 5, 1999
                  25,000                  April 5, 1999
                  25,000                  July 5, 1999
                  25,000                  October 5, 1999
                  25,000                  January 5, 2000
                 150,000

In the event that there is a change in control of the Employer subsequent to the Effective Date of this Agreement, the vesting of the unvested portion of the Stock Option shall immediately accelerate and the entire amount of the Stock Option shall be exercisable by the Executive. In the event that this Agreement is terminated for any reason whatsoever, the Executive (or his estate, in the event of his death) shall only be permitted to exercise the Stock Option with respect to that number of shares of common stock that are vested as of the effective date of such termination. These and any other terms and conditions of the Stock Option shall be set forth in a written agreement, the form and content of which shall be determined by the Employer in its reasonable discretion.

      4. FACILITIES AND EXPENSES. The Employer will furnish the Executive office space, equipment, supplies, and such other facilities and personnel as the Employer deems necessary or appropriate for the performance of the Executive's duties under this Agreement. The Employer will pay the Executive's dues in such professional societies and organizations as the Board of Directors deems appropriate, and will pay on behalf of the Executive (or reimburse the Executive for) reasonable expenses incurred by the Executive at the request of, or on behalf of, the Employer in the performance of the Executive's duties pursuant to this Agreement, and in accordance with the Employer's employment policies, including reasonable expenses incurred by the Executive in attending conventions, seminars, and other business meetings, in appropriate business entertainment activities, and for promotional expenses. The


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Executive must file expense reports with respect to such expenses in accordance with the Employer's policies.

      5. VACATIONS AND HOLIDAYS. The Executive will be entitled to paid vacation in accordance with the vacation policies of the Employer in effect for its executive officers from time to time. Vacation must be taken by the Executive at such time or times as approved by the Chairman of the Board. The Executive will also be entitled to paid holidays and other paid leave, as set forth in the Employer's policies. Vacation days and holidays during any Fiscal Year that are not used by the Executive during such Fiscal Year may not be used in any subsequent Fiscal Year.

      6. TERMINATION.

            6.1 EVENTS OF TERMINATION. The Employment Period, the Executive's Basic Compensation, and any and all other rights of the Executive under this Agreement or otherwise as an employee of the Employer will terminate (except as otherwise provided in this Section 6):

                  (a) upon ninety (90) days' prior written notice from one party to the other;

                  (b) upon the death of the Executive;

                  (c) upon the disability of the Executive (as defined in Section 6.2) immediately upon notice from either party to the other;

                  (d) For Cause (as defined in Section 6.3), immediately upon notice from the Employer to the Executive, or at such later time as such notice may specify; or

                  (e) For Good Reason (as defined in Section 6.4) upon not less than thirty days' prior notice from the Executive to the Employer.

            6.2 DEFINITION OF DISABILITY. For purposes of Section 6.1, the Executive will be deemed to have a "disability" if, for physical or mental reasons, the Executive is unable to perform the essential functions of the Executive's duties under this Agreement for 30 consecutive days.

            6.3 DEFINITION OF "FOR CAUSE." For purposes of Section 6.1, the phrase "For Cause" means: (a) the Executive's material breach of this Agreement;
(b) the Executive's failure to adhere to any written Employer policy after the Executive has been given a reasonable opportunity to comply with such policy or cure his failure to comply (which reasonable opportunity must be granted during the ten-day period preceding termination of this Agreement); (c) the appropriation (or attempted appropriation) of a material business opportunity of the Employer, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Employer; (d) the


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misappropriation (or attempted misappropriation) of any of the Employer's funds or property; or (e) the conviction of, the indictment for (or its procedural equivalent), or the entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment.

            6.4 DEFINITION OF "FOR GOOD REASON." For purposes of Section 6.1, the phrase "For Good Reason" means any of the following: (a) the Employer's material breach of this Agreement; (b) the assignment of the Executive without his consent to a position, responsibilities, or duties of a materially lesser status or degree of responsibility than his position, responsibilities, or duties at the Effective Date; or (c) the relocation of the Employer's principal executive offices to a location or place that is more than fifty miles from the location of the Employer's principal executive officers as of the Effective Date or the requirement by the Employer that the Executive be based anywhere other than the Employer's principal executive offices, in either case without the Executive's consent.

            6.5 TERMINATION PAY. Effective upon the termination of this Agreement, the Employer will be obligated to pay the Executive (or, in the event of his death, his designated beneficiary as defined below) only such compensation as is provided in this Section 6.5, and in lieu of all other amounts and in settlement and complete release of all claims the Executive may have against the Employer. For purposes of this Section 6.5, the Executive's designated beneficiary will be such individual beneficiary or trust, located at such address, as the Executive may designate by notice to the Employer from time to time or, if the Executive fails to give notice to the Employer of such a beneficiary, the Executive's estate. Notwithstanding the preceding sentence, the Employer will have no duty, in any circumstances, to attempt to open an estate on behalf of the Executive, to determine whether any beneficiary designated by the Executive is alive or to ascertain the address of any such beneficiary, to determine the existence of any trust, to determine whether any person or entity purporting to act as the Executive's personal representative (or the trustee of a trust established by the Executive) is duly authorized to act in that capacity, or to locate or attempt to locate any beneficiary, personal representative, or trustee.

                  (a) TERMINATION BY THE EXECUTIVE FOR GOOD REASON. If the Executive terminates this Agreement For Good Reason, the Employer will pay the Executive (i) the Executive's Salary for the remainder, if any, of the calendar month in which such termination is effective and for six (6) consecutive calendar months thereafter. Notwithstanding the preceding sentence, if the Executive obtains other employment prior to the end of the six (6) months following the month in which the termination is effective, he must promptly give notice thereof to the Employer, and the Salary payments under this Agreement for any period after the Executive obtains other employment will be reduced by the amount of the cash compensation received and to be received by the Executive from the Executive's other employment for services performed during such period.

                  (b) TERMINATION BY THE EMPLOYER FOR CAUSE. If the Employer terminates this Agreement for cause, the Executive will be entitled to receive his Salary only through the date such termination is effective.


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                  (c) TERMINATION UPON DISABILITY. If this Agreement is
terminated by either party as a result of the Executive's disability, as determined under Section 6.2, the Employer will pay the Executive his Salary through the remainder of the calendar month during which such termination is effective and for the lesser of (i) three consecutive months thereafter, or (ii) the period until disability insurance benefits commence under the disability insurance coverage furnished by the Employer to the Executive, if any.

                  (d) TERMINATION UPON DEATH. If this Agreement is terminated because of the Executive's death, the Executive will be entitled to receive his Salary through the end of the calendar month in which his death occurs.

                  (e) TERMINATION BY WRITTEN NOTICE. If this Agreement is terminated by either party pursuant to Section 6.1(a) hereof, the Executive will be entitled to receive his Salary through the termination date of his employment, which shall be at least ninety (90) days from the date of the notice.

                  (f) BENEFITS. The Executive's accrual of, or participation in plans providing for, the Benefits will cease at the effective date of the termination of this Agreement, and the Executive will be entitled to accrued Benefits pursuant to such plans only as provided in such plans. The Executive will not receive, as part of his termination pay pursuant to this Section 6, any payment or other compensation for any vacation, holiday, sick leave, or other leave unused on the date the notice of termination is given under this Agreement.

      7. NON-DISCLOSURE COVENANT; EMPLOYEE INVENTIONS.

            7.1 ACKNOWLEDGMENTS BY THE EXECUTIVE. The Executive acknowledges that (a) during the Employment Period and as a part of his employment, the Executive will be afforded access to Confidential Information; (b) public disclosure of such Confidential Information could have an adverse effect on the Employer and its business; (c) because the Executive possesses substantial technical expertise and skill with respect to the Employer's business, the Employer desires to obtain exclusive ownership of each Employee Invention, and the Employer will be at a substantial competitive disadvantage if it fails to acquire exclusive ownership of each Employee Invention; (d) the Buyer has required that the Executive make the covenants in this Section 7 as a condition to its purchase of the Employer's stock; and (e) the provisions of this Section 7 are reasonable and necessary to prevent the improper use or disclosure of Confidential Information and to provide the Employer with exclusive ownership of all Employee Inventions.

            7.2 AGREEMENTS OF THE EXECUTIVE. In consideration of the compensation and benefits to be paid or provided to the Executive by the Employer under this Agreement, the Executive covenants as follows:


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
                  (a) CONFIDENTIALITY.

                        (i) During and following the Employment Period, the Executive will hold in confidence the Confidential Information and will not disclose it to any person, except with the specific prior written consent of the Employer or except as otherwise expressly permitted by the terms of this Agreement.

                        (ii) Any trade secrets of the Employer will be entitled to all of the protections and benefits under Chapter 625 of the Connecticut General Statutes and any other applicable law. If any information that the Employer deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. The Executive hereby waives any requirement that the Employer submit proof of the economic value of any trade secret or post a bond or other security.

                        (iii) None of the foregoing obligations and restrictions applies to any part of the Confidential Information that the Executive demonstrates was or became generally available to the public other than as a result of a disclosure by the Executive.

                        (iv) The Executive will not remove from the Employer's premises (except to the extent such removal is for purposes of the performance of the Executive's duties at home or while traveling, or except as otherwise specifically authorized by the Employer) any document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"). The Executive recognizes that, as between the Employer and the Executive, all of the Proprietary Items, whether or not developed by the Executive, are the exclusive property of the Employer. Upon termination of this Agreement by either party, or upon the request of the Employer during the Employment Period, the Executive will return to the Employer all of the Proprietary Items in the Executive's possession or subject to the Executive's control, and the Executive shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

                  (b) EMPLOYEE INVENTIONS. Each Employee Invention will belong exclusively to the Employer. The Executive acknowledges that all of the Executive's writings, works of authorship, and other Employee Inventions are works made for hire and the property of the Employer, including any copyrights, patents, or other intellectual property rights pertaining thereto. If it is determined that any such works are not works made for hire, the Executive hereby assigns to the Employer all of the Executive's right, title, and interest, including all rights of copyright, patent, and other intellectual property rights, to or in such Employee Inventions. The Executive covenants that he will promptly:

                        (i) disclose to the Employer in writing any Employee Invention;


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                        (ii) assign to the Employer or to a party designated by
the Employer, at the Employer's request and without additional compensation, all of the Executive's right to the Employee Invention for the United States and all foreign jurisdictions;

                        (iii) execute and deliver to the Employer such applications, assignments, and other documents as the Employer may request in order to apply for and obtain patents or other registrations with respect to any Employee Invention in the United States and any foreign jurisdictions;

                        (iv) sign all other papers necessary to carry out the above obligations; and

                        (v) give testimony and render any other assistance (but without expense to the Executive) in support of the Employer's rights to any Employee Invention.

            7.3 DISPUTES OR CONTROVERSIES. The Executive recognizes that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel, or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. All pleadings, documents, testimony, and records relating to any such adjudication will be maintained in secrecy and will be available for inspection by the Employer, the Executive, and their respective attorneys and experts, who will agree, in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by them in writing.


      8. NON-INTERFERENCE.

            8.1 ACKNOWLEDGMENTS BY THE EXECUTIVE. The Executive hereby acknowledges that: (a) the services to be performed by him under this Agreement are of a special, unique, unusual, extraordinary, and intellectual character;
(b) the Employer's business is national in scope and its products are marketed throughout the United States; (c) the Employer competes with other businesses that are or could be located in any part of the United States; (d) the Buyer has required that the Executive make the covenants set forth in this Section 8 as a condition to the Buyer's willingness to employ the Executive pursuant to this Agreement; and (e) the provisions of this Section 8 are reasonable and necessary to protect the Employer's business.

            8.2 COVENANTS OF THE EXECUTIVE. In consideration of the foregoing acknowledgments by the Executive, and in consideration of the compensation and benefits to be paid or provided to the Executive by the Employer, the Executive covenants that he will not, directly or indirectly:

                  (a) whether for the Executive's own account or the account of any other person (i) at any time during the Employment Period and the Post-Employment Period,


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solicit, employ, or otherwise engage as an employee, independent contractor, or otherwise, any person who is or was an employee of the Employer at any time during the Employment Period or in any manner induce or attempt to induce any employee of the Employer to terminate his employment with the Employer; or (ii) at any time during the Employment Period and for three years thereafter, interfere with the Employer's relationship with any person, including any person who at any time during the Employment Period was an employee, contractor, supplier, or customer of the Employer; or

                  (b) at any time during or after the Employment Period, disparage the Employer or any of its shareholders, directors, officers, employees, or agents.

            For purposes of this Section 8.2, the term "Post-Employment Period" means the three-year period beginning on the date of termination of the Executive's employment with the Employer.

            If any covenant in this Section 8.2 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against the Executive.

            The period of time applicable to any covenant in this Section 8.2 will be extended by the duration of any violation by the Executive of such covenant.

            The Executive will, while the covenant under this Section 8.2 is in effect, give notice to the Employer, within ten days after accepting any other employment, of the identity of the Executive's employer. The Buyer or the Employer may notify such employer that the Executive is bound by this Agreement and, at the Employer's election, furnish such employer with a copy of this Agreement or relevant portions thereof.

      9. GENERAL PROVISIONS.

            9.1 INJUNCTIVE RELIEF AND ADDITIONAL REMEDY. The Executive hereby acknowledges that the injury that would be suffered by the Employer as a result of a breach of the provisions of this Agreement (including any provision of Sections 7 and 8) would be irreparable and that an award of monetary damages to the Employer for such a breach would be an inadequate remedy. Consequently, the Employer will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, and the Employer will not be obligated to post bond or other security in seeking such relief. Without limiting the Employer's rights under this Section 9 or any other remedies of the Employer, if the Executive breaches any of the provisions of
Section 7 or 8, the Employer will have the right to cease making any payments otherwise due to the Executive under this Agreement.


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            9.2 COVENANTS OF SECTIONS 7 AND 8 ARE ESSENTIAL AND INDEPENDENT
COVENANTS. The covenants by the Executive in Sections 7 and 8 are essential elements of this Agreement, and without the Executive's agreement to comply with such covenants, the Buyer would not have entered into this Agreement or employed or continued the employment of the Executive. The Employer and the Executive have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by the Employer.

            The Executive's covenants in Sections 7 and 8 are independent covenants and the existence of any claim by the Executive against the Employer under this Agreement or otherwise, or against the Buyer, will not excuse the Executive's breach of any covenant in Section 7 or 8.

            If the Executive's employment hereunder expires or is terminated, this Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of the Executive in Sections 7 and 8.

            9.3 REPRESENTATIONS AND WARRANTIES BY THE EXECUTIVE. The Executive represents and warrants to the Employer that the execution and delivery by the Executive of this Agreement do not, and the performance by the Executive of the Executive's obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to the Executive; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the Executive is a party or by which the Executive is or may be bound.

            9.4 OBLIGATIONS CONTINGENT ON PERFORMANCE. The obligations of the Employer hereunder, including its obligation to pay the compensation provided for herein, are contingent upon the Executive's performance of the Executive's obligations hereunder.

            9.5 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law,
(a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

            9.6 BINDING EFFECT; DELEGATION OF DUTIES PROHIBITED. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective


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successors, assigns, heirs, and legal representatives, including any entity with which the Employer may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of the Executive under this Agreement, being personal, may not be delegated.

            9.7 NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand, (b) sent by facsimile, provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

          If to Employer:
                           Gunther International, Ltd.
                           One Winnenden Road
                           Norwich, CT  06360
                           Attn: Chairman of the Board
                           Facsimile No.: (860) 886-8889

          If to the Executive:

                           Marc I. Perkins
                           213 West Town Street
                           Unit H-43
                           Norwich, CT  06360

            9.8 ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the Stock Option contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

            9.9 GOVERNING LAW. This Agreement will be governed by the laws of the State of Connecticut without regard to conflicts of laws principles.

            9.10 JURISDICTION. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the parties in the courts of the State of Connecticut, County of Hartford, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Connecticut, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on either party anywhere in the world.


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            9.11 SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

            9.12 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

            9.13 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

            9.14 WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE A JURY TRIAL IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT.


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      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date above first written above.

                                    GUNTHER INTERNATIONAL, LTD.


                                    By: /s/ Robert Spiegel
                                       ---------------------------------------
                                       Chairman of the Executive Compensation/
                                       Stock Option Committee



                                     /s/ Marc I. Perkins
                                    ------------------------------------------
                                    Marc I. Perkins


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